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                           ALCO STANDARD CORPORATION

                              CODE OF REGULATIONS

                           Adopted:  January 19, 1970
                           Amended:  February 9, 1982
                           Amended:  January 25, 1996

                                   ARTICLE I

                                 SHAREHOLDERS

          SECTION 1. Annual Meeting. The annual meeting of shareholders of the corporation for the election of directors, the consideration of reports to be laid before such meeting, and the transaction of such other business as may properly be brought before such meeting shall be held on such day in January, February or March in each year at such time and place, either within or without the State of Ohio, as may be fixed by the board of directors and specified in the notice of the meeting. If, prior to December 31 of the year next preceding the annual meeting, the board of directors does not so fix the time, place and date of the meeting, the annual meeting of the shareholders shall be held on the last Tuesday in February, if not a legal holiday (and if a legal holiday, then on the next succeeding business day) at such time and place, either within or without the State of Ohio, as may be fixed by the chairman of the board or by the president and specified in the notice of such meeting.

          SECTION 2. Special Meetings. Special meetings of the shareholders of the corporation may be held on any business day, when called by the chairman of the board, or by the president, or by the vice president, or by the board of directors acting at a meeting, or by a majority of the directors acting without a meeting, or by the person who hold twenty-five per cent of all the shares
outstanding and entitled to vote thereat.   Upon request in writing delivered
either in person or by registered mail to the president or the secretary by any persons entitled to call a meeting of shareholders, such officer shall forthwith cause to be given to the shareholders entitled thereto notice of a meeting to be held on a date not less than ten or more than sixty days after the receipt of such request, as such officer may fix. If such notice is not given within thirty days after the delivery or mailing of such request, the persons calling the meeting may fix the time of the meeting and give notice thereof in the manner provided by law or as provided in these regulations, or cause such notice to be given by any designated representative. Each special meeting shall be called to convene between nine o'clock a.m., and four o'clock p.m., and shall be held at the principal office of the corporation, unless the same is called by the directors, acting with or without a meeting, in which case such meeting may be held at any place either within or without the State of Ohio designated by the board of directors and specified in the notice of such meeting.

          SECTION 3. Notice of Meetings. Not less than ten or more than sixty days before the date fixed for a meeting of shareholders, written notice stating the time, place, and purposes of such meeting shall be given by or at the direction of the secretary, or assistant secretary, or any other person or persons required or permitted by these regulations to give such notice. The notice shall be given by personal delivery or by mail to each shareholder entitled to notice of the meeting who is of record as the day next preceding the day on which notice is given or, if a record date therefor is duly fixed, of record as of said date; if mailed, the notice shall be addressed to the shareholders at their respective addresses as they appear on the records of the corporation. Notice of the time, place, and purposes of any meeting of shareholders may be waived in writing, either before or after the holding of such meeting, by any shareholders, which writing shall be filed


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with or entered upon the record of the meeting. The attendance of any shareholder at any such meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by him of notice of such meeting.

          SECTION 4. Quorum; Adjournment. Except as may be otherwise provided by law or by the Articles of Incorporation, at any meeting of the shareholders the holders of shares entitling them to exercise a majority of the voting power of the corporation present in person or by proxy shall constitute a quorum for such meeting; provided, however, that no action required by law, by the Articles, or by these regulations to be authorized or taken by a designated proportion of the share of any particular class or of each class of the corporation may be authorized or taken by a lesser proportion; and provided, further, that the holders of a majority of the voting shares represented thereat, whether or not a quorum is present, may adjourn such meeting from time to time; if any meeting is adjourned, notice of such adjournment need not be given if the time and place to which such meeting is adjourned are fixed and announced at such meeting.

          SECTION 5. Proxies. Persons entitled to vote shares or to act with respect to shares may vote or act in person or by proxy. The person appointed as proxy need not be a shareholder. Unless the writing appointing a proxy otherwise provides, the presence at a meeting of the person having appointed a proxy shall not operate to revoke the appointment. Notice to the corporation, in writing or in open meeting, of the revocation of the appointment of a proxy shall not affect any vote or act previously taken or authorized.

          SECTION 6. Approval and Ratification of Acts of Offices and Board of Directors. Except as otherwise provided by the Articles of Incorporation or by law, any contract, act, or transaction, prospective or past, of the corporation, or of the board of directors, or of the officers may be approved or ratified by the affirmative vote at a meeting of the shareholders, or by the written consent, with or without a meeting, of the holders of record of shares entitling them or exercise a majority of the voting power of the corporation, and such approval or ratification shall be as valid and binding as though affirmatively voted for or consented to by every shareholder of the corporation.

                                  ARTICLE II

                              BOARD OF DIRECTORS

          SECTION 1. Number. The number of directors shall be such number as is fixed by the shareholders, at any annual or special meeting called for the purpose of electing directors at which a quorum is present, by the affirmative vote of the holders of a majority of the shares which are represented at the meeting and entitled to vote, but shall not be less than seven or more than sixteen. If the shareholders at any meeting for the election of directors shall fail to fix the number of directors to be elected, the number elected shall be deemed to be the number of directors so fixed. Notwithstanding the foregoing, the board of directors may change the number of directors fixed by the shareholders, from time to time by resolution adopted by a majority of the board of directors, provided, however, that in no event shall the number of directors be less than seven or more than sixteen.

          SECTION 2. Election of Directors; Vacancies. The directors shall be elected at each annual meeting of shareholders or at a special meeting called for the purpose of electing directors. At a meeting of shareholders at which directors are to be elected, only persons nominated as candidates shall be eligible for election as directors and the candidates receiving the greatest number of votes shall be elected. In the event of the occurrence of any vacancy or vacancies in the board of directors, however caused, the remaining directors, though less than a majority of the whole authorized number of directors, may, by the vote of a majority of their number, fill any such vacancy for the unexpired term.

          SECTION 3. Term of Office; Resignations. Each director shall hold office until the next annual meeting of the shareholders and until his successor is elected, or until his earlier resignation, removal from office, or death.
Any director may resign at any time by oral statement to that effect made at a meeting of

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the board of directors or in a writing to that effect delivered to the secretary, such resignation to take effect immediately or at such other time as the director may specify.

          SECTION 4. Organization Meeting. Immediately after each annual meeting of the shareholders, the newly elected directors shall hold an organization meeting for the purpose of electing officers and transacting any other business. Notice of such meeting need not be given.

          SECTION 5. Regular Meetings. Regular meetings of the board of directors may be held at such times and places within or without the State of Ohio as may be provided for in bylaws or resolutions adopted by the board of directors and upon such notice, if any, as shall be so provided.

          SECTION 6. Special Meetings. Special meetings of the board of directors may be held at any time within or without the State of Ohio upon call by the chairman of the board or the president or a vice president or by not less than one-third of the directors. Notice of the time and place of each such meeting shall be served upon or telephoned to each director at least twenty-four hours, or mailed or telegraphed to each director at his address as shown by the books of the corporation at least forty-eight hours prior to the time of the meeting, which notice need not specify the purposes of the meeting; provided, however, that attendance of any director at any such meeting without protesting, prior to or at the commencement of the meeting; the lack of proper notice shall be deemed to be a waiver by him of notice of such meeting and such notice may be waived in writing, either before or after hold of such meeting, by any director, which writing shall be filed with or entered upon the records of the meeting. Unless otherwise indicated in the notice thereof, any business may be transacted at any organization, regular or special meeting.

          SECTION 7. Quorum; Adjournment. A quorum of the board of directors shall consist of a majority of the directors then in office (but in no event more than five); provided, that a majority of the directors present at a meeting duly held, whether or not a quorum is present, may adjourn such meeting from time to time; if any meeting is adjourned, notice of such adjournment need not be given if the time and place to which such meeting is adjourned are fixed and announced at such meeting. At each meeting of the board of directors at which a quorum is present, all questions and business shall be determined by a majority vote of those present except as in these regulations otherwise expressly provided.

          SECTION 8. Action Without a Meeting. Any action which may be authorized or taken at a meeting of the board of directors may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all of the directors, which writing or writings shall be filed with or entered upon the records of the corporation.

          SECTION 9. Committees. The board of directors may at any time appoint from its members an executive, finance, or other committee or committees, consisting of such number of members, not less than three, as the board of directors may deem advisable, together with such alternates as the board of directors may deem advisable, to take the place of any absent member or members at any meeting of such committee. Each such member and each such alternate shall hold office during the pleasure of the board of directors. Any such committee shall act only in the intervals between meetings of the board of directors and shall have such authority of the board of directors as may, from time to time, be delegated by the board of directors, except the authority to fill vacancies in the board of directors or in any committee of the board of directors. Subject to the aforesaid exceptions, any person dealing with the corporation shall be entitled to rely upon any act or authorization of an act by any such committee, to the same extent as an act or authorization of the board of directors. Each committee shall keep full and complete records of all meetings and actions, which shall be open to inspection by the directors.
Unless otherwise ordered by the board of directors, any such committee may prescribe its own rules for calling and holding meetings, and for its own method of procedure, and may act at a meeting by a majority of its members or without a meeting by a writing or writings signed by all of its members.


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                                  ARTICLE III

                                    OFFICERS

          SECTION 1. Election and Designation of Officers. The board of directors shall elect a president, a secretary, a treasurer, and, in its discretion, may elect a chairman of the board, one or more administrative or managing directors, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as the board of directors may deem necessary. The chairman of the board and the president shall be directors, but no one of the other officers need be a director. Any two or more of such offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity, if such instrument is required to be executed, acknowledged, or verified by two or more officers.

          SECTION 2. Term of Office; Vacancies. The officers of the corporation shall hold office until the next organization meeting of the board of directors and until their successors are elected, except in case of resignation, removal from office, or death. The board of directors may remove any officer at any time with or without cause by a majority vote of the directors then in office. Any vacancy in any office may be filled by the board of directors.

          SECTION 3. Authority and Duties of Officers. The officers of the corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices or as may be specified from time to time by the board of directors, regardless of whether such authority and duties are customarily incident to such office.

          SECTION 4. Delegation of Authority and Duties. The board of directors is authorized to delegate the authority and duties of any officer to any other officer and generally to control the action of the officers and to require the performance of duties to those mentioned herein.

                                  ARTICLE IV

                                 COMPENSATION

          SECTION 1. Directors and Members of Committees. Members of the board of directors and members of any committee of the board of directors shall, as such, receive such compensation, which may be either a fixed sum for attendance at each meeting of the board of directors, or at each meeting of the committee, or stated compensation payable at intervals, or shall otherwise be compensated as may be determined by or pursuant to authority conferred by the board of directors or any committee of the board of directors, which compensation may be in different amounts for various members of the board of directors or any committee. No member of the board of directors and no member of any committee of the board of directors shall be disqualified from being counted in the determination of a quorum from acting at any meeting of the board of directors or of a committee of the board of directors by reason of the fact that matters affecting his own compensation as a director, member of a committee of the board of directors, officer, or employee are to be determined.

          SECTION 2. Officers and Employees. The compensation of officers and employees of the corporation, or the method of fixing such compensation, shall be determined by or pursuant to authority conferred by the board of directors or any committee of the board of directors. Such compensation may include pension, disability, an death benefits, and may be by way of fixed salary, or on the basis of earnings of the corporation, or any combination thereof, or otherwise, as my be determined or authorized from time to time by the board of directors or any committee of the board of directors.

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                                   ARTICLE V

                                INDEMNIFICATION

          SECTION 1. Third Party Actions. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including all appeals (other than an action, suit, or proceeding by or in the right of the corporation) by reason of the fact that he is or was a director, officer or employee of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, or employee of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, decrees, fines, penalties, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          SECTION 2. Derivative Actions. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit, including all appeals, by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, or employee of the corporation, or is or was serving at the requires of the corporation as a director, trustee, officer, or employee of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been finally adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Common Please or such other court shall deem proper.

          SECTION 3. Rights after Successful Defense. To the extent that a director, trustee, officer, or employee has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Section 1 or 2, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          SECTION 4. Other Determinations of Rights. Except in a situation governed by Section 3, any indemnification under Section 1 or 2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or 2. Such determination shall be made (a) by a majority vote of directors acting at a meeting at which a quorum consisting of directors who were not parties to such action, suit, or proceeding is present, or (b) if such a quorum is not obtainable (or even if obtainable), and a majority of disinterested directors so directs, by independent legal counsel (compensated by the corporation) in a written opinion, or (c) by the affirmative vote in person or by proxy of the holders of a majority of the shares entitled to vote in the election of directors, without regard to voting power which may thereafter exist upon default, failure, or other contingency.


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          SECTION 5.  Advances of Expenses.  Expenses of each person indemnified hereunder incurred in defending a civil, criminal, administrative, or investigative action, suit, or proceeding (including all appeals), or threat thereof, may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding as authorized by the board of directors, whether a disinterested quorum exists or not, upon receipt of an undertaking by or on behalf of the director, trustee, office, or employee, to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation.

          SECTION 6. Non-Exclusivity; Heirs. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled as a matter of law or under the Articles, these regulations, any agreement, vote of shareholders, any insurance purchased by the corporation, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, or employee and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          SECTION 7. Purchase of Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, or employee of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, or employee of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article or of the Ohio General Corporation Law.

                                  ARTICLE VI

                                 RECORD DATES

          For any lawful purpose, including, without limitation, the determination of the shareholders who are entitled to receive notice of or to vote at a meeting of shareholders, the board of directors may fix a record date in accordance with the provisions of the Ohio General Corporation Law. The record date for the purpose of the determination of the shareholders who are entitled to receive notice of or to vote at a meeting of shareholders shall continue to be the record date for all adjournments of such meetings, unless the board of directors or the persons who shall have fixed the original record date shall, subject to the limitations set forth in the Ohio General Corporation Law, fix another date, and, in case a new record date is so fixed, notice thereof and of the ate to which the meeting shall have been adjourned shall be given to shareholders of record as of such date in accordance with the same requirements as those applying to a meeting newly called. The board of directors may close the share transfer books against transfers of shares during the whole or any part of the period provided for in this Article, including the date of the meeting of shareholders and the period ending with the date, if any, to which adjourned. If no record date is fixed therefor, the record date for determining the shareholders who are entitled to receive notice of or to vote at a meeting of shareholders shall be the date next preceding the day on which notice is given, or the date next preceding the day on which the meeting is held, as the case may be.

                                  ARTICLE VII

                            CERTIFICATES FOR SHARES

          SECTION 1. Form of Certificates and Signatures. Each holder of shares shall be entitled to one or more certificates, signed by the chairman of the board or the president or a vice president and by the secretary, an assistant secretary, the treasurer, or an assistant treasurer of the corporation, which shall certify the number and class of shares held by him in the corporation, but no certificate for shares shall be executed or delivered until such shares are fully paid. When such a certificate is countersigned by an incorporated


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transfer agent or registrar, the signature of any of said officers of the corporation may be facsimile, engraved, stamped, or printed. Although any officer of the corporation whose manual or facsimile signature is affixed to such a certificate ceases to be such officer before the certificate is delivered, such certificate nevertheless shall be effective in all respects when delivered.

          SECTION 2. Transfer of Shares. Shares of the corporation shall be transferable upon the books of the corporation by the holders thereof, in person, or by a duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares of the same class or series, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures to such assignment and power of transfer as the corporation or its agents may reasonably require.

          SECTION 3. Lost, Stolen, or Destroyed Certificates. The corporation may issue a new certificate for shares in place of any certificate theretofore issued by it and alleged to have been lost, stolen, or destroyed, and the board of directors may, in its discretion, require the owner, or his legal representatives, to give the corporation a bond containing such terms as the board of directors or the president or a vice president and the secretary or the treasurer may require to protect the corporation or any person injured by the execution and delivery of a new certificate.

          SECTION 4. Transfer Agent and Registrar. The board of directors may appoint, or revoke the appointment of transfer agents and registrars and may require all certificates for shares to bear the signatures of such transfer agents and registrars, or any of them.

                                 ARTICLE VIII

                                CORPORATE SEAL

          The Ohio General Corporation Law provides in effect that the absence of a corporate seal from any instrument executed on behalf of the corporation does not affect the validity of the instrument; if in spite of that provision a seal is imprinted on or attached, applied, or affixed to an instrument by embossment, engraving, stamping, printing, typing, adhesion, or other means, the impression of the seal on the instrument shall be circular in form and shall contain the name of the corporation and the words "corporate seal".

                                  ARTICLE IX

                                  AMENDMENTS

          The regulations of the corporation may be amended, or new regulations may be adopted, by the shareholders at a meeting held for such purpose, by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power on such proposal or without a meeting by the written consent of the holders of shares entitling them to exercise two-thirds of the voting power on such proposal. If the regulations are amended or new regulations are adopted without a meeting of the shareholders, the secretary of the corporation shall mail a copy of the amendment or the new regulations to each shareholder who would have been entitled to vote thereon and did not participate in the adoption thereof.


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